Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Myers Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, without par value	457(o)	—	—	—

	Equity	Serial Preferred Stock, without par value	457(o)	—	—	—

	Debt	Debt Securities	457(o)	—	—	—

	Other	Depositary Shares (3)	457(o)	—	—	—

	Other	Warrants (4)	457(o)	—	—	—

	Other	Subscription Rights (5)	457(o)	—	—	—

	Other	Purchase Contracts	457(o)	—	—	—

	Other	Units	457(o)	—	—	—

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)		—	$400,000,000 (6)	$.0001476	$59,040

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$400,000,000	$.0001476	$59,040

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$43,640

	Net Fee Due							$15,400

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities registered hereunder include an indeterminate number of common stock and/or preferred stock as may be issued upon stock splits, stock dividends or similar transactions. Pursuant to Rule 457(i) under the Securities Act of 1933, as amended, the securities registered hereunder include an indeterminate number of shares of common stock and/or preferred stock as may be issued upon conversion, exchange and/or redemption of the preferred stock, debt securities, warrants, subscription rights, purchase contracts, or stock purchase units, as the case may be. Separate consideration may or may not be received for any shares of common stock or preferred stock so issued upon conversion, exchange or redemption.

(2)

The proposed maximum offering price per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(3)	Each depositary share will represent a fractional interest of a preferred stock.
(4)	Warrants to purchase debt securities, common stock, preferred stock, depositary shares or units of two or more of those securities.
(5)	Rights evidencing the right to purchase debt securities, common stock, preferred stock or depositary shares.
(6)

Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $400,000,000.

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Myers Industries, Inc.	S-3	333-254164	March 11, 2021		$43,640 (1)	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	$400,000,000

Fee Offset Sources	Myers Industries, Inc.	S-3	333-254164		March 11, 2021						$43,640 (1)

(1)

The Registrant previously registered securities having an aggregate offering price up to $400,000,000 on a Registration Statement on Form S-3 (File No. 333-254164), filed with the Securities and Exchange Commission on March 11, 2021 (the “Prior Registration Statement”). The Prior Registration Statement included a base prospectus (the “Prior Base Prospectus”) registering the offering, issuance and sale by the Company an indeterminate amount of common stock, preferred stock, debt securities, depositary shares, warrants, subscription rights, purchase contracts and units, as may from time to time be offered pursuant to the Prior Registration Statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold thereunder. In connection with the filing of the Prior Registration Statement, the Company made a contemporaneous fee payment in the amount of $43,640.00 on the fee rate then in effect. Pursuant to Rule 457(p), the Registrant is offsetting $43,640 of the fees associated with this registration statement from the filing fee previously paid in connection with the Prior Registration Statement.